UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2007

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 29, 2007, a federal court jury in New York awarded Celebrity Cruises Inc., a wholly-owned subsidiary of Royal Caribbean Cruises Ltd., approximately $15 million after the retrial of a portion of Celebrity’s lawsuit against Essef Corp., regarding a 1994 outbreak of Legionnaires’ disease on one of Celebrity’s ships. The retrial was ordered by the trial court to redetermine the amount of lost profits sustained by Celebrity. The court earlier rejected a portion of the jury's $193 million award attributed to Celebrity's claim for loss of Celebrity's enterprise value. When combined with approximately $10 million of the original award not subject to a retrial, Celebrity has been awarded a total of approximately $25 million in the lawsuit, exclusive of pre-judgment interest and attorneys fees. The verdict is subject to appeal and, due to the ongoing nature of the proceedings, the ultimate financial impact to Celebrity is undetermined at this time.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 3, 2007	By:	/s/ Lynn M. White

			Name:	Lynn M. White
			Title:	Vice President, Tax and Risk Management